UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 13, 1997

                           CARRIAGE SERVICES, INC.
            (Exact name of registrant as specified in its charter)


     DELAWARE                       1-11961                     76-0423828
(State of Incorporation)   (Commission File Number)        (I.R.S. Employer
                                                           Identification No.)

      1300 POST OAK BLVD., SUITE 1500, HOUSTON, TX               77056
         (Address of principal executive offices)             (Zip Code)

                                 (281) 556-7400
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   On November 13 and 20, 1997, Carriage Services, Inc., through its wholly owned subsidiaries (collectively referred to as "the Company"), completed a series of significant acquisitions involving seven funeral homes and three cemeteries. These included the Company's acquisition of substantially all of the operating assets of Sidun Funeral Group, Inc., which operated four funeral homes in New Jersey; the Company's merger with Forest Lawn/Evergreen Management Corp., which owned and operated three cemeteries and one funeral home in Panama City, Florida and one funeral home in Fort Walton Beach, Florida; and the Company's acquisition of substantially all of the operating assets of Kent-Thornton Funeral Home, Inc., which owned and operated one funeral home in Dothan, Alabama. These mergers and acquisitions are referred to as the "Acquired Businesses". Total consideration for the Acquired Businesses consisted of 382,353 shares of the Company's Class A Common Stock, cash of approximately $21,800,000, and deferred purchase price having a present value of approximately $2,800,000. The cash portion of the purchase consideration was made available through the Company's existing credit facility. The consideration was determined through negotiations between the Company and representatives of the Acquired Businesses. In connection with these transactions, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Businesses. The mergers and acquisitions will be accounted for under the purchase method of accounting for financial reporting purposes.

   On November 21, 1995, the Company acquired through acquisition Raley-McCracken Funeral Home in Cullman, Alabama, of which 40% was owned by the shareholders of Forest Lawn/Evergreen Management Corp. In connection with that acquisition of Raley-McCracken Funeral Home, the Company entered into a noncompete agreement with one of the shareholders of Forest Lawn/Evergreen Management Corp. Except for the previously described acquisition of Raley-McCracken Funeral Home, the Company is not aware of any pre-existing material relationships between (i) the Acquired Businesses or any if its shareholders, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other.

   The Company also completed the merger or acquisition of several other businesses (the "Other Acquisitions") since January 1, 1997. None of the Other Acquisitions (other than the ones previously filed on Form 8K) are believed to be individually material to the results of operations or financial condition of the Company. However, the mergers and acquisitions with the Acquired Businesses requires the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b)(1)(i) and 11-01(c) of Regulation S-X since such businesses constitute "significant subsidiaries" under such Rules.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (A) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

         This Form 8-K/A is being filed to include in the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on November 26, 1997 the financial statements and pro forma financial information required by Item 7.

      SIDUN FUNERAL GROUP, INC.                                           PAGE
      Auditor's Report                                                     11
      Balance Sheets as of December 31, 1996 and 1995                      12
      Statements  of Income and  Retained  Earnings  for the Years  Ended
        December 31, 1996 and 1995                                         13
      Statements of Cash Flows for the Years Ended  December 31, 1996 and
        1995                                                               14
      Notes to Financial Statements                                        15

      FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
      Auditor's Report                                                     22
      Balance Sheets as of August 31, 1997 and 1996                        23
      Statements  of Income and  Retained  Earnings  for the Years  Ended
        August 31, 1997 and 1996                                           25
      Statements  of Cash Flows for the Years  Ended  August 31, 1997 and
        1996                                                               26
      Notes to Financial Statements                                        27

      KENT-THORNTON FUNERAL HOME, INC.
      Auditor's Report                                                     37
      Balance Sheets as of December 31, 1996 and 1995                      38
      Statements  of Income and  Retained  Earnings  for the Years  Ended
        December 31, 1996 and 1995                                         40
      Statements of Cash Flows for the Years Ended  December 31, 1996 and
        1995                                                               41
      Notes to Financial Statements                                        42

   (B)  PRO FORMA FINANCIAL INFORMATION

      CARRIAGE SERVICES, INC.
      Unaudited Pro Forma Consolidated Balance Sheet - September 30, 1997 6 Unaudited Pro Forma Consolidated Statement of Operations - Nine
        Months Ended September 30, 1997                                     7
      Unaudited  Pro Forma  Consolidated  Statement of  Operations - Year
        Ended December 31, 1996                                             8
      Notes to Unaudited Pro Forma Consolidated Financial Statements        9

   (C) EXHIBITS.        None

                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CARRIAGE SERVICES, INC.


Dated:  March 24, 1998                By: /S/ THOMAS C. LIVENGOOD
                                          Thomas C. Livengood
                                          Executive Vice President and
                                          Chief Financial Officer

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

      On November 13 and 20, 1997, Carriage Services, Inc., through its wholly owned subsidiaries (collectively referred to as "the Company"), completed a series of significant acquisitions involving seven funeral homes and three cemeteries. These included the Company's acquisition of substantially all of the operating assets of Sidun Funeral Group, Inc., which operated four funeral homes in New Jersey; the Company's merger with Forest Lawn/Evergreen Management Corp., which owned and operated three cemeteries and one funeral home in Panama City, Florida and one funeral home in Fort Walton Beach, Florida; and the Company's acquisition of substantially all of the operating assets of Kent-Thornton Funeral Home, Inc., which owned and operated one funeral home in Dothan, Alabama. These mergers and acquisitions are referred to as the "Acquired Businesses". Total consideration for the Acquired Businesses consisted of 382,353 shares of the Company's Class A Common Stock, cash of approximately $21,800,000, and deferred purchase price having a present value of approximately $2,800,000. The cash portion of the purchase consideration was made available through the Company's existing credit facility. The consideration was determined through negotiations between the Company and representatives of the Acquired Businesses. In connection with these transactions, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Businesses. The mergers and acquisitions will be accounted for under the purchase method of accounting for financial reporting purposes.

      The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon certain assumptions and include adjustments as detailed in the Notes to Unaudited Consolidated Pro Forma Financial Statements. The estimated fair market values reflected in the Unaudited Consolidated Financial Statements are based on preliminary estimates and assumptions and are subject to revision as more information regarding asset and liability valuations becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

      The Unaudited Pro Forma Consolidated Statements of Operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of the Acquired Businesses, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing the Acquired Businesses for the periods presented.

      The following Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-Q as of September 30, 1997 and Form 10-K as of December 31, 1996. Such pro forma information is based on historical data with respect to the Company and the Acquired Businesses. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entities are being or will be operated under the control of the Company.

                             CARRIAGE SERVICES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                                         FOREST
                                                                  CARRIAGE      SIDUN     LAWN/     KENT-    PRO FORMA      TOTAL
                                      ASSETS                    SERVICES, INC.  GROUP   EVERGREEN  THORNTON ADJUSTMENTS(1) PRO FORMA
                                                                  ---------    -------   -------   -------   ---------    ---------
 CURRENT ASSETS:
     Cash and cash equivalents ................................   $     883    $   646   $   590   $    90   $  (1,014)   $   1,195
     Accounts receivable --
             Trade, net of allowance ..........................       8,218        389       979       416       1,438       11,440
             Other ............................................       1,042       --           4      --            (4)       1,042
                                                                  ---------    -------   -------   -------   ---------    ---------
                                                                      9,260        389       983       416       1,434       12,482
     Inventories and other current assets .....................       5,109        273         4        58        (144)       5,300
                                                                  ---------    -------   -------   -------   ---------    ---------
            Total current assets ..............................      15,252      1,308     1,577       564         276       18,977
                                                                  ---------    -------   -------   -------   ---------    ---------
 PROPERTY, PLANT AND EQUIPMENT,
         at cost (net) ........................................      71,942      1,105     1,098       334       6,117       80,596
 CEMETERY PROPERTY, at cost ...................................      23,686       --       1,586      --         6,651       31,923
 NAMES AND REPUTATIONS, net ...................................      94,440       --        --        --        11,980      106,420
 DEFERRED CHARGES AND OTHER
             NONCURRENT ASSETS ................................      14,844         20     8,476       158      (8,468)      15,030
                                                                  ---------    -------   -------   -------   ---------    ---------
                                                                  $ 220,164    $ 2,433   $12,737   $ 1,056   $  16,556    $ 252,946
                                                                  =========    =======   =======   =======   =========    =========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
    Accounts payable and other current liabilities ............   $   6,867    $   173   $   649   $    11   $    (634)   $   7,066
    Current portion of long-term debt and capital leases ......       1,328       --         161       493        (165)       1,817
                                                                  ---------    -------   -------   -------   ---------    ---------
             Total current liabilities ........................       8,195        173       810       504        (799)       8,883
 PRENEED LIABILITIES, net .....................................       7,692       --       7,466       406      (8,060)       7,504
 LONG-TERM DEBT AND OBLIGATIONS
     UNDER CAPITAL LEASES, net of current portion .............      85,642        782     2,633      --        23,228      112,285
 DEFERRED INCOME TAXES ........................................      13,067       --         277      --           (86)      13,258
                                                                  ---------    -------   -------   -------   ---------    ---------
             Total liabilities ................................     114,596        955    11,186       910      14,283      141,930
                                                                  ---------    -------   -------   -------   ---------    ---------
 COMMITMENTS AND CONTINGENCIES
 REDEEMABLE PREFERRED STOCK ...................................      16,285       --        --        --          --         16,285
 STOCKHOLDERS' EQUITY:
     Common Stock .............................................         105       --        --        --             4          109
     Contributed capital ......................................      93,439       --        --        --         5,444       98,883
     Retained earnings (deficit) ..............................      (4,261)      --        --        --          --         (4,261)
     Equity - Acquired Business ...............................        --        1,478     1,551       146      (3,175)        --
                                                                  ---------    -------   -------   -------   ---------    ---------
             Total stockholders' equity .......................      89,283      1,478     1,551       146       2,273       94,731
                                                                  =========    =======   =======   =======   =========    =========
                                                                  $ 220,164    $ 2,433   $12,737   $ 1,056   $  16,556    $ 252,946
                                                                  =========    =======   =======   =======   =========    =========

                   See the accompanying Notes to Unaudited Pro
                    Forma Consolidated Financial Statements.

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           FOREST
                                                    CARRIAGE       SIDUN    LAWN/     KENT-      PRO FORMA         TOTAL
                                                  SERVICES, INC.   GROUP   EVERGREEN THORNTON    ADJUSTMENTS     PRO FORMA
                                                   ------------    ------   -------    -----       --------       --------
Revenues, net ..................................   $     55,295    $3,373   $ 3,167    $ 494       $   --         $ 62,329
Costs and expenses .............................         41,592     1,474       972      127            224 (2)     44,319
                                                                                                        (82)(3)       --
                                                                                                         12 (4)       --
                                                   ------------    ------   -------    -----       --------       --------
                                                         41,592     1,474       972      127            154         44,319
                                                   ------------    ------   -------    -----       --------       --------
    Gross profit ...............................         13,703     1,899     2,195      367           (154)        18,010
General and administrative expenses ............          3,657     1,370     1,637      231           --            6,895
                                                   ------------    ------   -------    -----       --------       --------
    Operating income ...........................         10,046       529       558      136           (154)        11,115
Interest expense, net ..........................          4,028        34       (18)      32          1,366 (5)      5,442
                                                   ------------    ------   -------    -----       --------       --------
   Income before income taxes and
     extraordinary item ........................          6,018       495       576      104         (1,520)         5,673
Provision (benefit) for income taxes ...........          2,357         2        67     --             (322)(6)      2,104
                                                   ------------    ------   -------    -----       --------       --------
   Income before extraordinary item ............          3,661       493       509      104         (1,198)         3,569

Extraordinary item - loss on early
   extinguishment of debt, net of
   income tax benefit of $159 ..................           (195)     --        --       --             --             (195)
                                                   ------------    ------   -------    -----       --------       --------
   Net income ..................................          3,466       493       509      104         (1,198)         3,374
Preferred stock dividend requirements ..........            239      --        --       --             --              239
                                                   ============    ======   =======    =====       ========       ========
    Net income available to common
      stockholders .............................   $      3,227    $  493   $   509    $ 104       $ (1,198)      $  3,135
                                                   ============    ======   =======    =====       ========       ========
Earnings per share:
   Net income before extraordinary item ........   $        .31                                                   $    .29
   Extraordinary item ..........................           (.02)                                                      (.02)
                                                   ------------                                                   --------
   Net income ..................................   $        .29                                                   $    .27
                                                   ============                                                   ========
Weighted average number of common and
  common equivalent shares outstanding
  (in thousands) ...............................         11,325                                         382 (7)     11,707
                                                   ============                                    ========       ========

                     See the accompanying Notes to Unaudited
                  Pro Forma Consolidated Financial Statements.

                             CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         CARRIAGE        SIDUN   FOREST LAWN/  KENT-      PRO FORMA        TOTAL
                                                       SERVICES, INC.    GROUP    EVERGREEN   THORNTON   ADJUSTMENTS     PRO FORMA
                                                       ------------    ----------   -------    -----       --------       --------
Revenues, net .......................................  $     40,348    $    4,290   $ 3,203    $ 442       $    --       $ 48,283
Costs and expenses ..................................        33,182         2,005       891       89            300 (2)    36,406
                                                               --            --        --       --              (76)(3)       --
                                                               --            --        --       --               15 (4)       --
                                                       ------------    ----------   -------    -----       --------       --------
                                                             33,182         2,005       891       89            239         36,406
                                                       ------------    ----------   -------    -----       --------       --------
    Gross profit ....................................         7,166         2,285     2,312      353           (239)        11,877
General and administrative expenses .................         2,474         1,867     2,032      293           --            6,666
                                                       ------------    ----------   -------    -----       --------       --------
    Operating income ................................         4,692           418       280       60           (239)         5,211
Interest expense, net ...............................         4,347            49       (47)      51          1,659 (5)      6,059
                                                       ------------    ----------   -------    -----       --------       --------

   Income before income taxes and extraordinary item            345           369       327        9         (1,898)          (848)
Provision (benefit) for income taxes ................           138             7        78     --             (563)(6)       (340)
                                                       ------------    ----------   -------    -----       --------       --------
   Net income before extraordinary item .............           207           362       249        9         (1,335)          (508)
Extraordinary item - loss on early extinguishment
  of debt, net of income tax benefit of $332 ........          (498)         --        --       --             --             (498)
                                                       ------------    ----------   -------    -----       --------       --------
    Net income (loss) ...............................          (291)          362       249        9         (1,335)        (1,006)
Preferred stock dividend requirements ...............           622          --        --       --             --              622
                                                       ------------    ----------   -------    -----       --------       --------
    Net income (loss) available to common
      stockholders ..................................  $       (913)   $      362   $   249    $   9       $ (1,335)      $ (1,628)
                                                       ============    ==========   =======    =====       ========       ========
(Loss) per share:
   Net (loss) before extraordinary item .............  $       (.09)                                                      $   (.22)
   Extraordinary item ...............................          (.10)                                                          (.09)
                                                       ------------                                                       --------
   Net (loss) .......................................  $       (.19)                                                      $   (.31)
                                                       ============                                                       ========
Weighted average number of common and
   common equivalent shares outstanding
   (in thousands) ...................................         4,869                                             382 (7)      5,251
                                                       ============                                        ========       ========

                     See the accompanying Unaudited Notes to
                  Pro Forma Consolidated Financial Statements.

                           CARRIAGE SERVICES, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

    The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 gives effect to the acquisition of the Sidun Funeral Group and Kent-Thornton Funeral Home and the merger with Forest Lawn/Evergreen Management Corp. The estimated fair market values reflected herein are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

(1) To record the elimination of assets and liabilities not acquired or assumed by the Company and record the total consideration (including estimated transaction costs) and the preliminary allocation of total consideration to the identifiable net assets of the acquired business.

    The effect of the acquisition of the Sidun Funeral Group and Kent-Thornton Funeral Home and the merger with Forest Lawn/Evergreen Management Corp. on the Consolidated Balance Sheet at September 31, 1997 was as follows:

                                                                      1997
                                                                    --------
                                                                 (in thousands)

Current assets ...........................................          $  3,725
Cemetery property ........................................             8,237
Property, Plant and Equipment ............................             8,654
Deferred  Charges and Other  Non-current
Assets ...................................................               186
Names and Reputations ....................................            11,980
Current liabilities ......................................              (688)
Other liabilities ........................................                (3)
                                                                    --------
                                                                      32,091
Consideration:
Cash acquired in acquisition .............................              (312)
Debt .....................................................            (1,760)
Deferred purchase price ..................................            (2,771)
Class A Common Stock issued ..............................            (5,448)
                                                                    --------
Cash used for acquisition  drawn on
   line of credit ........................................          $ 21,800
                                                                    ========

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

  The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and nine months ended September 30, 1997 give effect to the acquisition of the Sidun Funeral Group and Kent-Thornton Funeral Home and the merger with Forest Lawn/Evergreen Management Corp.

(2) To record adjustment to amortization expense relative to the Company's new basis in net assets acquired in conjunction with the acquisition of Sidun Funeral Group and Kent-Thornton Funeral Home and the merger with Forest Lawn/Evergreen Management Corp. as if said acquisitions and merger had occurred as of the beginning of each of the respective periods presented. The amortization expense of $224,000 and $300,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, is resultant from the amortization, over a 40 year life, of the $11,980,000 in names and reputations recorded in conjunction with the said acquisitions and merger.

(3) To adjust depreciation expense of $82,000 and $76,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, resultant from the acquisition of Sidun Funeral Group and Kent-Thornton Funeral Home and the merger with Forest Lawn/Evergreen Management Corp. as if said acquisitions and merger had occurred at the beginning of each of the respective periods presented. Pro forma depreciation expense has been recorded based on the Company's estimate of the useful lives of the acquired assets using the Company's depreciation methods.

(4) To record amortization expense relative to non-compete agreements of $12,000 and $15,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. These agreements are amortized over the term of the agreements.

(5) To record additional interest expense of $1,366,000 and $1,659,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively, which would have been incurred by the Company assuming the acquisition of Sidun Funeral Group and Kent-Thornton Funeral Home and the merger with Forest Lawn/Evergreen Management Corp. had occurred as of the beginning of each of the respective periods presented. It has been calculated as a function of the $21.8 million draw on the available line of credit used to fund certain costs incurred and the deferred purchase price of approximately $3 million in conjunction with the acquisitions and merger.

(6) To record the tax at the effective rate of 38.5% and 40% for nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. This adjustment reflects tax benefits of $322,000 and $563,000 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. The Company's management believes that this is the effective rate that would be indicative of the Company's normal tax position assuming the acquisitions and merger were made as of the beginning of the respective periods presented.

(7) To adjust weighted average shares outstanding to reflect the pro forma effects of the 382,353 shares of Class A Common Stock issued in conjunction with the merger with Forest Lawn/Evergreen Management Corp. as if such shares were issued as of the beginning of the respective periods presented.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Sidun Funeral Group, Inc.
Formerly Known As
John E. Day, Bedle & Braun Funeral Homes
Red Bank, New Jersey


We have audited the accompanying combined balance sheets of Sidun Funeral Group, Inc., Formerly Known As John E. Day, Bedle & Braun Funeral Homes, as of December 31, 1996 and 1995 and the related combined statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the management of Sidun Funeral Group, Inc., Formerly Known As John E. Day, Bedle & Braun Funeral Homes. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sidun Funeral Group, Inc., Formerly Known As John E. Day, Bedle & Braun Funeral Homes as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

SOBEL & CO., LLC
Certified Public Accountants

January 12, 1998

SIDUN FUNERAL GROUP, INC.
FORMERLY KNOWN AS
JOHN E. DAY, BEDLE & BRAUN FUNERAL HOMES
COMBINED BALANCE SHEETS

                                                              DECEMBER 31,
                                                       -------------------------
                                                          1996           1995
                                                       ----------     ----------
ASSETS

  CURRENT ASSETS:
   Cash and cash equivalents .....................     $  330,861     $  543,744
   Accounts receivable (net of allowance for
     doubtful accounts of $24,675 in 1996 and
     $17,250 in 1995) ............................        400,248        315,623
   Marketable equity securities - available
     for sale ....................................         51,959         42,014
   Inventories ...................................         65,861         60,987
   Due from officers .............................         96,017         96,017
   Other current assets ..........................          6,374          1,800
                                                       ----------     ----------
     Total Current Assets ........................        951,320      1,060,185

  PROPERTY AND EQUIPMENT, net of accumulated
    depreciation .................................      1,189,613        924,034

  OTHER ASSETS ...................................         25,114         25,702
                                                       ----------     ----------
                                                       $2,166,047     $2,009,921
                                                       ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES:
   Current portion of long-term debt .............     $  167,878     $  118,118
   Accounts payable and accrued expenses .........        171,478         75,852
   Accrued pension and profit-sharing plan
     contributions ...............................         18,590         39,325
                                                       ----------     ----------
     Total Current Liabilities ...................        357,946        233,295
                                                       ----------     ----------
  LONG-TERM DEBT .................................        740,843        747,856
                                                       ----------     ----------
  COMMITMENTS AND CONTINGENCIES

  STOCKHOLDERS' EQUITY:
   Common stock ..................................          3,000          3,000
   Unrealized holding gains ......................          7,685          4,835
   Retained earnings .............................      1,316,573      1,280,935
                                                       ----------     ----------
                                                        1,327,258      1,288,770
   Less:  Treasury stock, at cost ................        260,000        260,000
                                                       ----------     ----------
     Total Stockholders' Equity ..................      1,067,258      1,028,770
                                                       ----------     ----------
                                                       $2,166,047     $2,009,921
                                                       ==========     ==========

See notes to combined financial statements.

SIDUN FUNERAL GROUP, INC.
FORMERLY KNOWN AS
JOHN E. DAY, BEDLE & BRAUN FUNERAL HOMES
COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                      1996              1995
                                                  -----------       -----------
REVENUES ...................................      $ 4,290,241       $ 3,830,926
DIRECT COSTS ...............................        2,004,584         1,601,112
                                                  -----------       -----------
GROSS PROFIT ...............................        2,285,657         2,229,814

GENERAL AND ADMINISTRATIVE EXPENSES ........        1,867,228         1,604,180
                                                  -----------       -----------
INCOME FROM OPERATIONS .....................          418,429           625,634
OTHER INCOME ...............................           23,946            16,883
INTEREST EXPENSE ...........................          (72,463)          (91,455)
                                                  -----------       -----------
INCOME BEFORE INCOME TAXES .................          369,912           551,062
                                                  -----------       -----------
PROVISION FOR INCOME TAXES:
   Current .................................           (6,862)          (13,893)
                                                  -----------       -----------
                                                       (6,862)          (13,893)
                                                  -----------       -----------
NET INCOME .................................          363,050           537,169

RETAINED EARNINGS:
   Beginning of Year .......................        1,280,935         1,093,766
   Dividends Paid ..........................         (327,412)         (350,000)
                                                  -----------       -----------
   End of Year .............................      $ 1,316,573       $ 1,280,935
                                                  ===========       ===========

See notes to combined financial statements.

SIDUN FUNERAL GROUP, INC.
FORMERLY KNOWN AS
JOHN E. DAY, BEDLE & BRAUN FUNERAL HOMES
COMBINED STATEMENTS OF CASH FLOWS

                                                             FOR THE YEAR
                                                           ENDED DECEMBER 31,
                                                         ----------------------
                                                           1996         1995
                                                         ---------    ---------
CASH FLOWS PROVIDED BY (USED FOR):
  OPERATING ACTIVITIES:
  Net Income .........................................   $ 363,050    $ 537,169
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Depreciation and amortization ...................     111,723      127,073
     Gain on securities ..............................        --         (1,105)
     Gain on sale of assets ..........................      (1,688)      (2,700)
   Changes in certain assets and liabilities:
     Accounts receivable .............................     (84,625)     (47,827)
     Inventories .....................................      (4,874)      23,809
     Other assets ....................................      (5,637)        --
     Accounts payable and accrued expenses ...........      95,626        8,121
     Accrued pension and profit-sharing plan
        contributions ................................     (20,735)     (27,618)
                                                         ---------    ---------
   Net Cash Provided by Operating Activities .........     452,840      616,922
                                                         ---------    ---------
INVESTING ACTIVITIES:
   Cash proceeds from the sale of property ...........       6,500        2,700
   Purchases of property and equipment ...............    (380,463)    (222,316)
   Purchases of marketable equity securities .........      (7,095)      (2,276)
   Repayment of advance to officers ..................        --         84,820
                                                         ---------    ---------
         Net Cash Used for Investing Activities ......    (381,058)    (137,072)
                                                         ---------    ---------
FINANCING ACTIVITIES:
   Proceeds from long-term debt ......................     197,000         --
   Repayment of long-term debt .......................    (154,253)    (107,148)
   Dividends paid ....................................    (327,412)    (350,000)
                                                         ---------    ---------
         Net Cash (Used for) Financing Activities ....    (284,665)    (457,148)
                                                         ---------    ---------
NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS ...............................    (212,883)      22,702

CASH AND CASH EQUIVALENTS:
Beginning of year ....................................     543,744      521,042
                                                         ---------    ---------
End of year ..........................................   $ 330,861    $ 543,744
                                                         =========    =========

See notes to combined financial statements.

SIDUN FUNERAL GROUP, INC.
FORMERLY KNOWN AS
JOHN E. DAY, BEDLE & BRAUN FUNERAL HOMES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995

NOTE 1 - ORGANIZATION:
The Sidun Financial Group, Inc., Formerly Known As John E. Day, Bedle & Braun Funeral Homes (the "Companies") provide funeral services from four locations in Monmouth County, New Jersey.

NOTE 2  -  SUMMARY OF ACCOUNTING POLICIES:

PRINCIPLES OF COMBINATION:
The financial statements include the accounts of John E. Day Funeral Home, Inc., Braun Funeral Home, Inc. and John E. Day - Bedle Funeral Home, Inc. (see Note
14). The three companies are related by common ownership. All intercompany balances and transactions have been eliminated in the financial statements.

CASH EQUIVALENTS:
For purposes of the financial statements, the Companies considered all highly liquid debt instruments purchased with an original maturity of less than ninety days to be cash equivalents.

MARKETABLE EQUITY SECURITIES:
Marketable equity securities, which are considered available for sale, consist primarily of mutual funds and are stated at fair value.

ACCOUNTS RECEIVABLE:
Current earnings are charged and an allowance is credited with a provision for doubtful accounts based on experience. Accounts deemed uncollectible are charged against this allowance. Receivables are reported on the balance sheet net of the allowance.

INVENTORIES:
Inventories consist primarily of burial materials and supplies and are stated at the lower of cost or market on the first-in, first-out basis.

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment are recorded at cost. For financial reporting, the straight-line method for depreciation is used based on the estimated useful lives of the assets.

INTANGIBLE ASSETS:
Intangible assets are recorded at cost and are amortized using the straight-line method over the estimated useful life of the assets.

INCOME TAXES:
The Companies have elected to be an "S" Corporation, whereby the stockholders account for their share of the Companies' earnings, losses, deductions, and credits on their Federal and state income tax returns. Accordingly, these statements do not include any provision for Federal income taxes. The Companies are still subject to applicable state income taxes.

The Companies utilize Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences that have been recognized in the Companies' financial statements or tax returns and available net operating loss carryforwards. In estimating future tax consequences, SFAS No. 109 generally considers all enacted changes in tax law or rates. Temporary differences result from different book and tax methods of accounting for depreciation and tax deductibility differences related to accrued bad debts.

USE OF ESTIMATES:
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

SIDUN FUNERAL GROUP, INC.
FORMERLY KNOWN AS
JOHN E. DAY, BEDLE & BRAUN FUNERAL HOMES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995

NOTE 3  -  RELATED PARTY TRANSACTIONS:

Amounts due from officers are non-interest bearing and do not have any specific repayment terms.

Office facilities are occupied under leases with related parties.  See Note 8.

Certain notes payable to related parties are reported in Note 6.

NOTE 4  -  PROPERTY AND EQUIPMENT:

Property and equipment is comprised as follows:

                                       ESTIMATED        DECEMBER 31,
                                      USEFUL LIFE    1996         1995
                                    ------------- ----------   ----------
   Land                                     -     $  104,100   $   84,100
   Buildings                          39 years       491,577      313,968
   Vehicles                            5 years       476,797      374,362
   Furniture and equipment           5-7 years       908,882      887,489
   Leasehold improvements             31 years       301,679      293,479
                                                  ----------   ----------
                                                   2,283,035    1,953,398
   Less accumulated depreciation                   1,093,422    1,029,364
                                                  ----------   ----------
                                                  $1,189,613   $   924,034
                                                  ==========   ===========

NOTE 5  -  INTANGIBLE ASSETS:

Intangible assets are included in other assets and are comprised as follows:

                                    AMORTIZATION        DECEMBER 31,
                                        PERIOD      1996           1995
                                    ------------  ---------      ---------
   Covenant not to compete               5 years  $      -       $ 125,000
   Unamortized closing costs            30 years     24,002         24,002
                                                  ---------      ---------
                                                     24,002        149,002
   Less accumulated amortization                      3,338        127,750
                                                  ---------      ---------
                                                  $  20,664      $  21,252
                                                  =========      =========

NOTE 6 - LONG-TERM DEBT:

Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                             1996          1995
                                                           --------     --------
Note payable $3,600 per month plus interest
at 8.1%, originally due July 1995,
refinanced and extended through July 2000,
at which time the remaining balance of
$217,114 is due, collateralized by certain
assets and a first mortgage on real property
owned by a stockholder and guaranteed by the
officers of the Companies ............................     $371,914     $415,114

Note payable $2,516 per month plus interest
at 8.5%, originally due February 1995
extended through February 2001,
collateralized by land and building owned by
the officers of the Companies ........................      125,770      155,957

Unsecured note payable $1,182 per month
including interest at 8 1/2% to a party
related to the stockholders of the Companies
through February 2006, and guaranteed by the
Companies' stockholders ..............................       57,596       74,618

Note payable $787 per month including
interest at 6.25% through February 1996,
collateralized by an auto ............................         --          1,483

Unsecured note payable $2,083 per month with
no interest through January 1999 .....................       52,083         --

Note payable $1,208, per month plus interest
at prime plus 1/2% through August 1999, at
which time the remaining balance of $146,209
is due, collateralized by certain assets and
guaranteed by Bedle Funeral Home, Inc. ...............      183,667      198,167

Installment notes collateralized by certain automobiles, payable in monthly installments plus interest at rates ranging from 6.95% to 11.5% as follows:

   1997  $33,441  2000 $19,394 1998  $32,245
   1998  $32,245  2001 $   627 1999  $30,740..........      116,447       16,678

   Unsecured note payable $208 per month plus
   interest at prime plus 3/4% through July 1997              1,244        3,957
                                                           --------     --------
                                                            908,721      865,974
   Less current maturities                                  167,878      118,118
                                                           --------     --------
                                                           $740,843     $747,856
                                                           ========     ========

SIDUN FUNERAL GROUP, INC.
FORMERLY KNOWN AS
JOHN E. DAY, BEDLE & BRAUN FUNERAL HOMES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995

NOTE 6  -  LONG-TERM DEBT: (Continued)

Long-term debt matures as follows:
   YEAR
   1997.......  $167,878
   1998.......   169,187
   1999.......   133,945
   2000.......   306,395
   2001.......   111,167
   Thereafter.    20,149
                --------
                $908,721
                ========

NOTE 7  -  PROFIT SHARING PLAN:

The Companies have a non-contributory profit sharing plan covering substantially all full time employees. The Companies' discretionary contributions to the plans are determined by the Board of Directors.

In addition, the Companies have a non-contributory money purchase pension plan covering substantially all full time employees.

For the years ended December 31,
1996 and 1995, the Companies' contributions to these plans amounted to $100,000 and $99,274. Included in current liabilities is $20,050 and $39,325 of contributions owed to the plans.

NOTE 8 - LONG-TERM LEASES:

The Companies operate from three locations owned by a stockholder and one owned by a member of the stockholder's family under the terms of operating leases. The leases provide for minimum annual rents plus contingent escalations plus other costs such as real estate taxes and repairs and maintenance. Rent expense paid under these leases amounted to $349,150 and $349,200 in 1996 and 1995, which included minimum rent of $280,800 in each year.

Future minimum rentals required under the terms of these leases are as follows:

   YEAR
   1997.....     $  72,000

NOTE 9  -  CONCENTRATION OF RISK:

The companies maintain cash balances in several accounts at two banks in New Jersey. Each account is insured by the Federal Deposit Insurance Corporation up to $100,000. During the year, the Companies occasionally had balances in excess of FDIC insured amounts.

SIDUN FUNERAL GROUP, INC.
FORMERLY KNOWN AS
JOHN E. DAY, BEDLE & BRAUN FUNERAL HOMES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995

NOTE 10 -  COMMITMENTS AND CONTINGENCIES:

Under an agreement with a former officer dated October 29, 1986, the Company has the following commitments:

   (a) To employ the former officer at an annual salary of $31,200 until August 30, 1996.

   (b) Upon termination of the employment, the former officer will be retained as a consultant for a period of ten years at $10,000 per year.

The above commitments terminate upon the death of the former officer.

In accordance with agreements between each Company and the stockholders, upon the death of either, the surviving stockholder has the option to purchase from the decedent's estate all of his shares of the capital stock in the Company. The purchase price shall be the decedents' percentage of stock ownership at the time of his death multiplied by an agreed upon aggregate value of the stock. If the surviving stockholder does not exercise his option within thirty days, the Company shall be required to purchase all of the decedent's shares.

The purchase price shall be funded from the proceeds of term life insurance policies maintained by each stockholder, and the remaining balance, if any, is to be paid over 120 equal monthly installments. The insurance policies name the surviving stockholder as the beneficiary.

The agreements further provide that during his lifetime, a stockholder may not sell his stock without a right of first refusal to the other stockholder at the lower of the price which the offer or stockholder proposes to sell such stock or the price stipulated in the stockholders' agreement.

NOTE 11 - COMMON STOCK:

At December 31, 1996 and 1995, the common stock of the companies is comprised as follows:

                                  PAR  AUTHORIZED  ISSUED  TREASURY  OUTSTANDING
                                  ---  ----------  ------  --------  -----------
John E. Day Funeral Home, Inc....  No         100     100        90           10
Braun Funeral Home, Inc..........  No         100     100        --          100
John E. Day - Bedle
  Funeral Home, Inc..............  No         100     100        --          100

SIDUN FUNERAL GROUP, INC.
FORMERLY KNOWN AS
JOHN E. DAY, BEDLE & BRAUN FUNERAL HOMES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995

NOTE 12 -  SUPPLEMENTAL CASH FLOWS DISCLOSURE:

In accordance with the provisions of FASB 95, the following information is provided:

                                                               DECEMBER 31,
                                                       -------------------------
                                                         1996              1995
                                                       -------           -------
State income taxes paid ....................           $16,228           $ 8,836
                                                       =======           =======
Interest costs paid ........................           $72,799           $92,321
                                                       =======           =======

NOTE 13  -  MARKETABLE EQUITY SECURITIES:

                                                               DECEMBER 31,
                                                         -----------------------
                                                           1996            1995
                                                         -------         -------
Available-for-sale securities:
    Mutual Funds, at cost ......................         $44,274         $37,179
    Gross unrealized gains .....................           7,685           4,835
                                                         -------         -------
                                                         $51,959         $42,014
                                                         =======         =======

Changes in the unrealized holding gains on investment securities available for sale during the years ended December 31, 1996 and 1995, and reported as a separate component of stockholder's equity are as follows:

                                                                DECEMBER 31,
                                                         -----------------------
                                                          1996             1995
                                                         ------           ------
Beginning balance ............................           $4,835           $ --
Unrealized holding gains .....................            2,850            4,835
                                                         ------           ------
Ending balance ...............................           $7,685           $4,835
                                                         ======           ======

SIDUN FUNERAL GROUP, INC.
FORMERLY KNOWN AS
JOHN E. DAY, BEDLE & BRAUN FUNERAL HOMES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995

NOTE 14  -  SUBSEQUENT EVENTS:

In June 1997, John E. Day Funeral Home, Inc., John E. Day Bedle Funeral Home, Inc. and Braun Funeral Home, Inc. merged and the surviving entity was John E. Day Funeral Home, Inc. Simultaneously with the merger, the name was changed to Sidun Funeral Group, Inc.

On November 13, 1997, Sidun Funeral Group, Inc.'s stockholders agreed to sell substantially all assets of the Company, excluding cash, to Carriage Services, Inc. for an amount in excess of book value. In a separate transaction, Carriage Services, Inc. also purchased the real estate where the Companies operate (three locations owned by a stockholder and one owned by a member of the stockholder's family).

During December 1997, the Board of Directors unanimously elected to liquidate the Company. All remaining assets were distributed to the stockholders upon liquidation.

                                [SC&G LETTERHEAD]
                          INDEPENDENT AUDITOR'S REPORT

   Board of Directors
   Carriage Services, Inc.
   Houston, Texas

   We have audited the accompanying combined balance sheets of Forest Lawn/Evergreen Management Corporation (a Florida corporation) and affiliates as of August 31, 1997 and 1996, and the related combined statements of income, retained earnings, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Forest Lawn/Evergreen Management Corporation and affiliates as of August 31, 1997 and 1996, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

   As discussed in Note 8 to the financial statements, certain errors resulting in overstatement and understatement of previously reported assets and liabilities and revenues and expenses associated with preneed funeral sales as of August 31, 1995, were discovered by management of the Companies in 1996. Accordingly, an adjustment has been made to retained earnings as of September 1, 1995, to correct the error.

   As discussed in Note 9 to the financial statements, the entities being reported in the combined financial statements of Forest Lawn/Evergreen Management Corporation have been modified to exclude LaGrange Funeral Home, Inc.

                                             /s/SALTMARSH, CLEAVELAND & GUND
   Panama City, Florida                      SALTMARSH, CLEAVELAND & GUND
   January 23, 1998

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                             COMBINED BALANCE SHEETS
                            AUGUST 31, 1997 AND 1996

                                     ASSETS

                                                                                       Restated
                                                                           1997          1996
                                                                      -----------   -----------
   CURRENT ASSETS:
    Cash and cash equivalents (NOTES 1, 4 AND 6) ...................  $   589,926   $   408,324
    Accounts receivable - trade (NOTES 1, 4 and 6)..................      256,390       179,018
    Accounts receivable - other (NOTES 1, 4 and 6) .................        3,627         6,214
    Contracts receivable - current portion (NOTES 1, 4 and 6) ......      722,714       515,513
    Loan receivable - current portion (NOTE 6) .....................        4,088         3,683
    Inventory (land at cost) .......................................    1,585,537     1,567,088
                                                                      -----------   -----------
      Total current assets .........................................    3,162,282     2,679,840
                                                                      -----------   -----------

 PROPERTY AND EQUIPMENT: (NOTES 1 AND 2)
     Building and improvements .....................................    1,206,438     1,120,653
     Furniture and equipment .......................................      989,944       953,799
                                                                      -----------   -----------
                                                                        2,196,382     2,074,452

    Less accumulated depreciation ..................................   (1,098,422)     (907,418)
                                                                      -----------   -----------
       Net property and equipment ..................................    1,097,960     1,167,034
                                                                      -----------   -----------
  OTHER ASSETS:
    Deposits .......................................................        2,275         2,275
    Investments - Trust funds (NOTES 1, 6 and 10) ..................    5,883,886     4,956,881
    Due from affiliates (NOTE 3) ...................................      178,651       229,918
    Contracts receivable - net of current portion (NOTES 1, 4 and 6)    1,673,376     1,202,863
    Loans receivables - net of current portion (NOTE 6) ............       66,106        70,193
    FSI receivables (NOTE 6) .......................................      573,460       690,256
    Deferred obtaining costs (NOTE 1) ..............................       98,452        64,229
    Organization costs .............................................            0           265
                                                                      -----------   -----------
      Total other assets ...........................................    8,476,206     7,216,880
                                                                      -----------   -----------
TOTAL ASSETS ......................................................  $ 12,736,448  $ 11,063,754
                                                                     ============  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                   Restated
                                                                         1997        1996
                                                                   -----------  -----------

CURRENT LIABILITIES:
   Accounts payable .............................................  $   170,844  $   203,778
   Cash deposits from customers .................................       80,476       37,350
   Line of credit (NOTE 2) ......................................            0       51,325
   Income taxes payable (NOTES l and 5) .........................      173,271       61,160
   Current portion of deferred income taxes (NOTES 1 and 5) .....      223,586      304,477
   Current portion of long-term debt (NOTES 2 and 6) ............      161,487      146,134
                                                                   -----------  -----------
      Total current liabilities .................................      809,664      804,224
                                                                   -----------  -----------
LONG-TERM LIABILITIES:
   Notes payable (NOTES 2 AND 6) (net of current maturities) ....    2,633,141    2,790,975
   Accrued cost of presold merchandise (NOTES 1 and 8) ..........    2,531,968    2,239,836
   Deferred revenue (NOTE 1) ....................................    4,933,778    4,387,056
   Deferred income taxes (NOTES 1 AND 5) (net of current portion)      277,590      283,914
                                                                   -----------  -----------
       Total long-term liabilities ..............................   10,376,477    9,701,781
                                                                   -----------  -----------
          Total liabilities .....................................   11,186,141   10,506,005
                                                                   -----------  -----------
STOCKHOLDERS' EQUITY:
   Common stock, authorized, issued and outstanding,
     1,000 shares; par value of $25.50 ..........................       25,500       25,500
   Paid in capital ..............................................       34,077       34,077
   Retained earnings ............................................    1,106,434      426,650
   Unrealized holding gain on investment securities (NOTE 10) ...      384,296       71,522
                                                                   -----------  -----------
       Total stockholders' equity ...............................    1,550,307      557,749
                                                                   -----------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................  $12,736,448  $11,063,754
                                                                   ===========  ===========

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                      YEARS ENDED AUGUST 31, 1997 AND 1996

                                                                     Restated
                                                           1997        1996
                                                      -----------  -----------

REVENUES ...........................................  $ 4,223,319   $ 2,862,695
Cost OF SALES ......................................    1,295,665       755,461
                                                      -----------   -----------
GROSS PROFIT .......................................    2,927,654     2,107,234
                                                      -----------   -----------
COST OF OPERATIONS:
   Selling, general and administrative expenses ....    1,918,893     1,703,004
   Depreciation ....................................      191,004       133,794
                                                      -----------   -----------
     Total cost of
      operations ...................................    2,109,897     1,836,798
                                                      -----------   -----------
INCOME FROM OPERATIONS .............................      817,757       270,436
                                                      -----------   -----------
OTHER INCOME (EXPENSES):
   Interest income .................................      304,153       282,979
   Interest expense ................................     (279,986)     (228,360)
   Provision for cancellation ......................      (52,983)      (88,013)
   Bad debt recovery ...............................          575           879
   Gain on sale of assets ..........................            0         3,336
   Amortization ....................................         (264)       (3,126)
   Miscellaneous expense ...........................      (62,489)      (77,026)
   Other income ....................................       41,961        19,405
                                                      -----------   -----------
     Total other income (expenses) .................      (49,033)      (89,926)
                                                      -----------   -----------
NET INCOME BEFORE INCOME TAXES .....................      768,724       180,510
                                                      -----------   -----------
PROVISION FOR INCOME TAXES (NOTES 1 AND 5) .........       88,940        74,037
                                                      -----------   -----------
NET INCOME .........................................      679,784       106,473
                                                      -----------   -----------

RETAINED EARNINGS - BEGINNING OF YEAR ..............      426,650     1,427,994
PRIOR PERIOD ADJUSTMENTS (NOTE 8) ..................            0    (1,107,817)
                                                      -----------   -----------
RETAINED EARNINGS - BEGINNING OF YEAR -AS RESTATED .      426,650       320,177
                                                      -----------   -----------
RETAINED EARNINGS - END OF YEAR ....................  $ 1,106,434   $   426,650
                                                      ===========   ===========

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                       COMBINED STATEMENTS OF CASH FLOWS
                      YEARS ENDED AUGUST 31, 1997 AND 1996

                                                                                  Restated
                                                                        1997        1996
                                                                    -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES-
   Net income .................................................      679,784   $   106,473
   Adjustments to reconcile net income to net cash
      provided by operating activities-
       Depreciation and amortization ..........................      191,268       137,327
       Deferred income tax adjustments ........................      (87,215)      (30,941)
       (Gain) loss on disposal of property ....................                     (3,336)
       (Increase) decrease in operating assets-
         Accounts/contracts receivable ........................     (752,499)       25,174
         Inventory ............................................      (18,449)      (75,874)
         Loans receivable .....................................        3,682         3,317
         FSI receivable .......................................      116,796       167,987
         Deferred obtaining costs .............................      (34,223)       (3,093)
       Increase (decrease) in operating liabilities-
         Accounts payable - trade .............................      (32,934)      (43,453)
         Deferred revenues ....................................      546,722       248,527
         Accrued merchandise cost .............................      292,132        71,424
         Accrued expenses .....................................      155,237        31,136
                                                                 -----------   -----------
           Net cash provided by operating activities ..........    1,060,301       634,668
                                                                 -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of fixed assets ...................................     (121,930)     (660,961)
   Proceeds of sale of assets .................................                     46,170
   Purchase of available for sale securities ..................     (614,230)     (443,258)
                                                                 -----------   -----------
          Net cash used by investing activities ...............     (736,160)   (1,058,049)
                                                                 -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments of long-term debt .................................     (193,806)     (197,771)
   Due from affiliates ........................................       51,267      (116,024)
   Loan proceeds ..............................................                    626,325
                                                                 -----------   -----------
             Net cash provided (used) by financing activities .     (142,539)      312,530
                                                                 -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ..........      181,602      (110,851)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ................      408,324       519,175
                                                                 -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR ......................  $   589,926   $   408,324
                                                                 ===========   ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for:
      Interest ................................................  $   258,852   $   228,360
      Income taxes ............................................       64,044             0

                        See independent auditor's report

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   COMPANY'S ACTIVITIES AND ORGANIZATION:

       The Companies own and operate funeral homes and cemeteries throughout the Southeast United States. The Companies perform personal and professional services related to funerals and interments at its funeral homes and cemeteries. Prearranged funerals and preneed cemetery property are marketed in the geographic markets served by the Companies' funeral service locations.

   ACCOUNTING METHOD:

       The financial statements have been prepared on the accrual basis of accounting for financial statement presentation.

   PRINCIPLES OF COMBINATION:

       The accompanying combined financial statements present the combination of the financial statements of Forest Lawn/Evergreen Management Corporation and its wholly-owned subsidiaries and the financial statements of its affiliates, Bay Cemetery Services, Inc. and Forest Lawn Memorial Cemetery, Inc., all of which are under common control. Material intercompany transactions and balances have been eliminated in combination.

   FUNERAL AND CEMETERY OPERATIONS:

       The Companies record the sale of funeral merchandise and services upon performance of the funeral service. The Companies record the sale of the right of cemetery interment or mausoleum entombment and related merchandise at the time of sale. The cost for cemetery merchandise and services sold, but not yet provided, is accrued as an expense at the same time the cemetery revenue is recognized.

   PRENEED FUNERAL ARRANGEMENTS AND RELATED MERCHANDISE AND SERVICE TRUST FUNDS/
       DEFERRED REVENUES:

       Preneed funeral sales are affected by deposits to a merchandise trust fund that is required by state law as a specified portion of each contract. The Companies have access to these funds only upon maturity (generally, the death of the purchaser) or cancellation of the contract, therefore, the sale is not recorded until the service is performed. The trust income earned and the increases in value of the trust funds are also deferred until the service is performed in order to offset inflation in cost

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   PRENEED FUNERAL ARRANGEMENTS AND RELATED MERCHANDISE AND SERVICE TRUST
      FUNDS/DEFERRED REVENUES: (continued)

       to provide the service in the future. For contracts that are delivered in the current period, the interest revenue and increase in value of the trust fund for that contract are reflected in the current revenues. The prearranged funeral trust assets were $4,396,085 and $3,529,851 at August 31, 1997 and 1996, respectively, which in the opinion of management exceed the future obligations under such arrangements. A related liability has been established for the cost of the merchandise to be delivered based upon the trust laws of the State of Florida in effect at the date of the contract. The client also maintains a trust fund held and managed by FSI, a service company, in which the trust assets held by FSI total $1,487,800 and $1,427,030 as of August 31, 1997 and 1996,
       respectively. Total prearranged trust assets amounted to $5,883,886 and $4,956,881 as of August 31, 1997 and 1996, respectively.

   ACCOUNTS RECEIVABLE:

       Accounts receivable represent all current trade receivables incurred upon performance of the funeral service. Contract receivables represent unperformed price guaranteed funeral contracts providing for future funeral services and merchandise at prices prevailing when the agreement is signed. FSI receivables represent all unperformed price guaranteed funeral contracts negotiated prior to September 30, 1993 that are maintained by a service company, FSI. The Companies grant credit to customers, substantially all of whom are located in the Southeast United States. Trade accounts receivables are charged to bad debt as they are deemed uncollectible. At August 31, 1996 and 1997, no allowance for uncollectible trade accounts was considered necessary. Price guaranteed funeral contracts are written off directly to bad debt expense as they are deemed uncollectible. As of August 31, 1996 and 1997, no provision for cancellation was considered necessary.

   INVENTORY:

       Inventory consists principally of land and is valued at cost.

   PROPERTY AND EQUIPMENT:

       Property and equipment are recorded at cost. Property and equipment are being depreciated utilizing the straight-line method over various estimated useful lives.

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       Estimated useful lives are generally as follows:

                   Buildings                                   30 - 39 Years
                   Machinery and equipment                      5 - 7 Years
                   Furniture and fixtures                       5 - 7 Years
                   Vehicles                                     5 - 10 Years

   DEFERRED OBTAINING COSTS:

       Deferred obtaining costs consist of sales commissions applicable to preneed funeral sales. These costs are deferred and amortized over 12 years which approximates the expected timing of the performance of the services related to preneed funeral contracts.

   ESTIMATES:

       Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

   RECLASSIFICATION OF FINANCIAL STATEMENT PRESENTATION:

       Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 financial statement presentation. Such reclassifications had no effect on net income as previously reported.

   INCOME TAXES:

       In 1993, the Companies adopted FAS Statement No.109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax liabilities are computed annually for differences between the financial statement and tax bases of liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable from the period plus or minus the change during the period in deferred tax liabilities.

       Deferred income taxes result from temporary differences in reporting income for tax return purposes.

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    CASH AND CASH EQUIVALENTS:

       For purposes of the statement of cash flows, the Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

NOTE 2 - NOTES PAYABLE

    Lines of Credit and Short-Term Borrowings:

       At August 31, 1996, the Companies had one operating line of credit. The line of credit was secured by real estate and had an outstanding balance of $51,235. The line of credit had a variable interest rate at 9.25 percent as of August 31, 1996, and was paid off at its maturity date of May 21, 1997.

    Details of long-term debt were as follows:

                                                                         Restated
                                                        1997               1996
                                                 ------------------  -----------------
                                                  Due In   Due After  Due In   Due After
                                                 One Year  One Year  One Year  One Year
                                                 --------  --------  --------  ---------
Notes payable to banks-
  Due in monthly payments of $11,291 through
    October 1, 2000, interest rate at 8%,
     secured by real estate ....................  $73,797  $730,897   $68,142   $804,694

  Due in monthly payments of $526 through
    December 30, 1999, interest rate at 8.75%,
     secured by vehicle ........................    5,366     7,913     4,918     13,280

  Due in monthly payments of $5,470 through
    May 19, 2000, interest rate at 9.125%,
     secured by real estate ....................   21,752   470,838    19,862    491,811

  Due in monthly payments of $7,113 through
    May 19, 2000, interest rate at 9.125%,
     secured by real estate ....................   28,288   603,747    25,830    629,823

  Due in monthly payments of $2,834 through
    May 19, 2000, interest rate at 9.125%,
     secured by real estate ....................   11,269   243,937    10,290    254,803

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

NOTE 2- NOTES PAYABLE (CONTINUED)

Due in monthly payments of $318 through
 June 14, 2022, interest rate at
 variable rate secured by real estate ..........     637       37,602     547     38,109

Due in monthly payments of $5,875 through
 May 19, 2000, then balloon due of $497,639,
 interest rate at 9.125%, secured by
 real estate .................................... 20,378     538,207   16,545    558,455
                                                 --------  ---------  --------  --------
                                                $161,487  $2,633,141 $146,134 $2,790,975
                                                 --------  ---------  --------  --------

    Maturities of long-term debt for the next five years as of August 31, 1997, are as follows:

                   1998                                           $   161,487
                   1999                                               175,929
                   2000                                             2,421,053
                   2001                                                   818
                   2002                                                   889
                   Thereafter                                          34,452
                                                                       --------
                   Total                                          $ 2,794,628
                                                                    ===========

NOTE 3- RELATED PARTY TRANSACTIONS

    The Companies periodically make advances to a company owned by a major stockholder. These advances are interest free and have no fixed repayment terms.

NOTE 4- CONCENTRATIONS OF CREDIT RISK

    Significant concentrations of credit risk are as follows:

       Concentration of cash on deposit and uninsured cash balances-

         The Companies have concentrated their credit risk for cash by maintaining deposits in financial institutions which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). The maximum loss that would have resulted from that risk totaled $569,654 and $141,717 at August 31, 1997 and 1996, respectively, for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Companies have not experienced any losses in such accounts and believe they are not exposed to any significant credit risk to cash.

                              See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

    NOTE 4- CONCENTRATIONS OF CREDIT RISK (Continued)

         Accounts/contracts receivable-

            The Companies grant credit, generally without collateral, to customers, substantially all whom are local residents of the communities serviced. Consequently, the Companies' ability collect the amounts due from customers is affected by the economic fluctuations in commercial and industrial markets in this geographic region.

    NOTE 5-INCOME TAXES

                                                                        Restated
                                                           1997            1996
                                                      ---------       ---------
Current income tax expense:

 Federal .......................................      $ 151,172       $  93,221
 State .........................................         24,983          11,757
                                                      ---------       ---------
Current provision for income taxes .............        176,155         104,978

Deferred income tax expense (benefit):
  Federal ......................................        (74,848)        (25,947)

  State ........................................        (12,367)         (4,994)
                                                      ---------       ---------
Total provision for income taxes ...............      $  88,940       $  74,037
                                                      ---------       ---------

    The net deferred tax liabilities in the accompanying balance sheets include the following components:

Current ..............................             $223,586             $304,477
Long-Term ............................              277,590              283,914
                                                  ---------            ---------
                                                   $501,176             $588,391
                                                   ========             ========

       As discussed in Note 1, the Companies adopted Statement of Financial Accounting Standards 109, "Accounting for Income Taxes" (FAS 109). Under the provisions of FAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Companies' financial statements or tax returns. The measurement deferred tax assets and liabilities is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not considered.

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

    NOTE 6- FAIR VALUES OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of financial instruments.

             Cash and Short-Term Investments-

                  The carrying amount approximates fair value because of the short maturity of those instruments.

             Long-Term Debt-

                   The carrying amount of the notes payable approximates fair values.

             Long-Term Investments and Receivables-

                   The estimated fair values of
                   the Corporation's long-term investments are as follows:

                                                                  Restated
                                          1997                      1996
                                 --------------------    -----------------------
                                 Carrying       Fair       Carrying       Fair
                                  AMOUNT        VALUE       AMOUNT        VALUE
                                 ---------- ---------    ------------ ----------
Trust Fund Merchandise .....   $4,396,085   $4,396,085   $3,529,851   $3,529,851
FSI Trust Fund .............    1,487,800    1,487,800    1,427,030    1,427,030
Loans receivable ...........       70,194       70,194       73,876       73,876
FSI Receivables ............      573,460      573,460      690,256      690,256
Accounts receivable ........      256,390      256,390      179,018      179,018
Contracts receivable .......    2,396,090    1,939,909    1,718,376    1,305,966

         The estimated fair value amounts have been determined using available market information and methodologies.

    NOTE 7- CARE AND MAINTENANCE TRUST

         In accordance with respective state laws, the Companies are required to deposit a specified portion from the sale of cemetery property into care and maintenance trust funds. Earnings from these trusts are recognized in current revenues and are intended to defray cemetery maintenance costs. Care and maintenance funds trusted at August 31, 1997 and 1996, were $884,356 and $748,693, respectively, which approximates fair market value. The principal of such care and maintenance trust funds cannot be withdrawn by the Companies and, therefore, is not included in the balance sheet. For the years ended August 31, 1997 and 1996, the earnings recognized from all care and maintenance trusts were $80,795 and $65,577, respectively.

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

    NOTE 8- PRIOR PERIOD ADJUSTMENTS - CORRECTION OF ERRORS

       Certain errors resulting in an overstatement and understatement of assets, liabilities, and retained earnings were discovered during 1996. The changes to retained earnings as of September 1, 1995, and the related statement of income, net of income taxes, for each year are summarized as follows:

                                                                     1996 Net      1997 Net
                                               RETAINED EARNINGS   INCOME EFFECT INCOME EFFECT
                                               -----------------   ------------- --------------
Overstatement of accounts payable ................   $  77,713    $      0           $0
Understatement of accrual for costs
   associated with preneed merchandise
   contracts .....................................    (236,797)          0            0
Error in recording of depreciation expense,
   resulting in an understatement of
   accumulated depreciation ......................      (2,277)     (6,029)      (6,290)
Error in recording of preneed funeral
   service revenue and its corresponding
   costs .........................................    (946,456)    (70,440)     (46,076)
                                                    -----------
Net prior period adjustment ......................$ (1,107,817)
                                                    ===========

    NOTE 9- CHANGE IN REPORTING ENTITY

       The entities reported in the combined financial statements of Forest Lawn/Evergreen Management Corporation have been modified since our audit report dated April 21, 1997, on the consolidated financial statements of Forest Lawn/Evergreen Management Corporation for the year ended August 31, 1996. The combined financial statements no longer included the results of operations and balances held by LaGrange Funeral Home, Inc. This change in reporting entity is due to select entities of Forest Lawn/Evergreen Corporation being acquired by Carriage Service, Inc. in a merger dated November 19, 1997. A full year of operations of Emerald Coast Funeral Home, which began operations in August 1996, is included in the combined statement of income and retained earnings for the year ended August 31, 1997.

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

NOTE 10- INVESTMENTS - TRUST FUNDS

   INVESTMENTS - TRUST FUNDS:

       Under the provisions of FAS 115, marketable securities considered available-for-sale are recorded at fair market value if they have a readily determinable fair value. The corresponding unrealized gain or loss in the fair market value in relation to cost is accounted for as a separate item in the stockholders' equity section of the balance sheet and is excluded from earnings. Management believes that its investments in marketable securities should be classified as investments that are available-for-sale.

                                                       1997             1996
                                                       ----             ----
               Marketable securities at cost .....  $5,499,590       $4,885,359
               Net unrealized gain ...............     384,296           71,522
                                                    ----------       ----------
               Marketable securities, at market ..  $5,883,886       $4,956,881
                                                    ==========       ==========

       At August 31, 1997, gross unrealized gains and losses for each trust account amounted to $407,035 and $22,639, respectively.

       At August 31, 1996, gross unrealized gains and losses for each trust account amounted to $145,562 and $74,040, respectively.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

    The Companies lease a facility under a non-cancelable operating lease from April 1996 through March 2001. Total rental expense amounted to $47,080 and $23,540 for the years ended August 31, 1997 and 1996, respectively.

    At August 31, 1997, future minimum annual rents under this lease are as follows:

                   YEARS ENDING AUGUST 31                             AMOUNT
                   ----------------------                             ------
                             1998                                   $ 47,080
                             1999                                     47,080
                             2000                                     47,080
                             2001                                     27,463
                                                                      ------
                                                                    $168,703
                                                                      ======
    The Companies are currently undergoing an Internal Revenue Service audit. An issue has been raised concerning the recognition of installment sales associated with the right of cemetery interment. The outcome of the audit is yet to be determined.

                        See independent auditor's report.

                  FOREST LAWN/EVERGREEN MANAGEMENT CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

NOTE 12- SUBSEQUENT EVENTS

    On November 19, 1997, pursuant to the merger agreement, "Merger of Forest Lawn/Evergreen Management Corporation into Carriage Services of Florida, Inc.," the shareholders of Forest Lawn/Evergreen Management Corporation merged Forest Lawn Memorial Cemetery, Evergreen Memorial Gardens Cemetery, Garden of Memories Cemetery, Kent Forest Lawn Funeral, Emerald Coast Funeral Home, and Gulf Coast Crematory into Carriage Service, Inc. Substantially, all of the assets were merged into the surviving corporation; however, as a condition of the merger, certain assets were sold to the shareholders. The following schedule details the assets that were sold to the shareholders and their respective value included in the accompanying financial statements as of August31, 1997.

                                      Balance Sheet                       Cost
         DESCRIPTION                  CLASSIFICATION             ACRES    BASIS
         -----------                  --------------             -----    -----
Real Property - Parcel #1 ..........  Inventory                  3.931  $ 83,260
RealProperty-Parcel#2 ..............  Inventory                   1.45   120,585
Real Property - Parcels 3 & 4 ......  Building and improvements  N/A      48,561
Rupert Cleaners note
  receivable .......................  Note receivable            N/A      70,194
LaGrange Funeral Home
  receivable .......................  Due from affiliates        N/A      76,487
Kent-Thornton Funeral
  Home receivable ..................  Due from affiliates        N/A      23,850
Shareholders receivable ............  Due from affiliates        N/A      48,308
                                                                        --------
Total ..............................                                    $471,245
                                                                        ========

                        See independent auditor's report.

                                [SC&G LETTERHEAD]

                          INDEPENDENT AUDITOR'S REPORT

   Board of Directors
   Carriage Services, Inc.
   Houston, Texas

   We have audited the accompanying balance sheets of Kent-Thornton Funeral Home, Inc. (an Alabama corporation) as of December 31, 1996 and 1995, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis. evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management. as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects. the financial position of Kent-Thornton Funeral Home, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

   Panama City, Florida                        /s/ SALTMARSH, CLEAVELAND & GUND
   January 21, 1998                            Saltmarsh, Cleaveland & Gund

                        KENT-THORNTON FUNERAL HOME, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                         1996        1995
                                                                      -------     -------

CURRENT ASSETS:
   Cash and cash equivalents (NOTES 1, 4 AND 5) ..................  $  21,973   $  68,014
   Cash and cash equivalents - merchandise flind (NOTES, 4 and 5).    160,323      61,242
   Accounts receivable - trade (NOTES 1, 4 and 5) ................     62,142      55,995
   Inventory (NOTE 1) ............................................      2,691      10,099
                                                                      -------     -------
   Total current assets ..........................................    247,129     195,350
                                                                      -------     -------

PROPERTY AND EQUIPMENT: (NOTES 1 AND 2)
  Land ...........................................................     50,865      50,865
  Building and improvements ......................................    374,097     374,097
  Furniture and equipment ........................................    222,261     194,001
                                                                      -------     -------
                                                                      647,223     618,963
  Less accumulated depreciation ..................................   (241,578)   (212,245)
                                                                      -------     -------
   Net property and equipment ....................................    405,645     406,718
                                                                      -------     -------
OTHER ASSETS:
   Contracts receivable (NOTES L AND 2) ..........................    214,906     231,463
   Deferred obtaining costs (NOTE 1) .............................     47,029      46,182
                                                                      -------     -------
     Total other assets ..........................................    261,935     277,645
                                                                      -------     -------
TOTAL ASSETS .....................................................  $ 914,709   $ 879,713
                                                                      =======     =======

                             LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                              1996          1995
                                                                       -----------   -----------
CURRENT LIABILITIES:

   Accounts payable .................................................  $    21,652   $    16,220
   Cash deposits from customers .....................................        3,188         2,730

   Distributions payable ............................................       30,000        34,000

   Current portion of long-term debt (NOTES 2 AND 5) ................       30,803        34,737
                                                                       -----------   -----------
     Total current liabilities ......................................       85,643        87,687
                                                                       -----------   -----------

LONG-TERM LIABILITIES:

   Notes payable to banks (NOTES 2 AND 5) (net of current maturities)      476,526       480,859
   Deferred revenue (NOTE1) .........................................      743,430       671,108
   Due to affiliates (NOTE 3) .......................................       37,070        47,745
                                                                       -----------   -----------
      Total long-term liabilities ...................................    1,257,026     1,199,712
                                                                       -----------   -----------
         Total liabilities ..........................................    1,342,669     1,287,399
                                                                       -----------   -----------
STOCKHOLDERS' EQUITY (DEFICIT):

   Common stock, authorized, issued and outstanding, 1,000
     shares; par value of $1.00 .....................................        1,000         1,000
   Retained deficit .................................................     (428,960)     (408,686)
                                                                       -----------   -----------
     Total stockholders' equity (deficit) ...........................     (427,960)     (407,686)
                                                                       -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..........................  $   914,709   $   879,713
                                                                       ===========   ===========

                        See independent auditor's report.

                        KENT-THORNTON FUNERAL HOME, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                           1996          1995
                                                        ---------     ---------
REVENUES ...........................................    $ 442,277       378,855

COST OF SALES ......................................       88,621        72,789
                                                        ---------     ---------
GROSS PROFIT .......................................      353,656       306,066
                                                        ---------     ---------
COST OF OPERATIONS:

   Selling, general and administration expenses ....      219,481       183,917
   Depreciation ....................................       33,504        46,538
                                                        ---------     ---------
   Total cost of operations ........................      252,985       230,455
                                                        ---------     ---------
INCOME FROM OPERATIONS .............................      100,671        75,611
                                                        ---------     ---------

OTHER INCOME (EXPENSES):

   Interest expense ................................      (50,567)      (54,388)
   Bad debt expense ................................      (40,611)      (82,660)
   Bad debt recovery ...............................          231         9,484
   Amortization ....................................                       (893)
   Other income ....................................            2
                                                        ---------     ---------
     Total other income (expenses) .................      (90,945)     (128,457)
                                                        ---------     ---------
Net INCOME (Loss) ..................................        9,726       (52,846)

Retained Earnings Deficit) - Beginning of Year .....     (408,686)     (321,840)

DISTRIBUTIONS ......................................      (30,000)      (34,000)
                                                        ---------     ---------

RETAINED EARNINGS (DEFICIT) - END OF YEAR ..........    $(428,960)    $(408,686)
                                                        =========     =========

                        See independent auditor's report.

                        KENT-THORNTON FUNERAL HOME, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                     1996        1995
                                                                ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES-

NET INCOME (LOSS) ............................................  $   9,726   $ (52,846)
      Adjustments to reconcile net income to net cash provided
        by operating activities-
         Depreciation ........................................     33,504      46,538
         Loss on disposal of property ........................      2,979
         (Increase) decrease in operating assets-
           Accounts/contracts receivable .....................     10,410      46,921
           Inventory .........................................      7,408      (5,746)
           Deferred obtaining costs ..........................       (847)     (1,460)
         Increase (decrease) in operating liabilities-
            Accounts payable - trade .........................      5,432       2,787
            Cash deposits ....................................        458         380
            Deferred revenue .................................     72,322      72,261
                                                                ---------   ---------
            Net cash provided by operating activities ........    141,392     108,835
                                                                ---------   ---------
  CASH FLOWS FROM INVESTING ACTIVITIES:

     Purchase of fixed assets ................................    (35,410)          0
                                                                ---------   ---------
          Net cash used by investing activities ..............    (35,410)          0
                                                                ---------   ---------
  CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments of long-term debt ................ .............    (38,267)    (29,398)
     Due to affiliates .......................................    (10,675)     17,094
      Loan proceeds ..........................................     30,000
      Distributions ..........................................    (34,000)
                                                                ---------   ---------
      Net cash used by financing activities ..................    (52,942)    (12,304)
                                                                ---------   ---------
  NET INCREASE IN CASH .......................................     53,040      96,531
  CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR .............    129,256      32,275
                                                                ---------   ---------
  CASH AND CASH EQUIVALENTS AT END OF YEAR ...................  $ 182,296   $ 129,256
                                                                =========   =========
  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for:
        Interest .............................................  $  50,567   $  54,388

                        See independent auditor's report.

                        KENT-THORNTON FUNERAL HOME, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31,1996 AND 1995

NOTE I - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   COMPANY'S ACTIVITIES AND ORGANIZATION..

       Kent-Thornton Funeral Home, Inc. (the Company), was incorporated on February 8, 1991 under the laws of the State of Alabama. The Company owns and operates a funeral home in Dothan, Alabama. The Company performs personal and professional services related to funerals at its funeral home. Prearranged funerals are marketed in the geographic markets served by its location.

   ACCOUNTING METHOD:

       The financial statements have been prepared on the accrual basis of accounting for financial statement presentation.

   FUNERAL OPERATIONS/DEFERRED REVENUES:

       Funeral revenue is recognized when the funeral service is performed. The Company's trade receivables consist primarily of funeral services already performed. The Company sells price guaranteed preneed funeral contracts providing for future funeral services at prices prevailing when the agreement is signed. Payments under these contracts are generally placed in trust. Unperformed price guaranteed preneed funeral contracts are included in the balance sheet as long-term assets (contracts receivable) with a corresponding credit to deferred preneed funeral contract revenue. Preneed funeral trust earnings are deferred until the service is performed and are intended to cover future increases in the cost of providing a price guaranteed funeral service.

   CONTRACTS AND ACCOUNTS RECEIVABLE:

       The Company grants credit to customers, substantially all of whom are located in the southeast United States. The Company provides an allowance for doubtful accounts equal to the estimated cancellation losses that will be incurred in conjunction with preneed funeral contracts. The estimated losses are based on historical experience coupled with review of the current status of existing receivables. Allowance for bad debt was $45,597 and $45,835 at December31, 1996 and 1995.

       Trade accounts receivable are charged to bad debt expense, as they are deemed uncollectible. At December 31, 1996 and 1995, no allowance for uncollectible trade accounts was considered necessary.

                        See independent auditor's report.

                        KENT-THORNTON FUNERAL HOME, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE I - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   DEFERRED OBTAINING COSTS:

      Deferred obtaining costs consist of sales commissions applicable to preneed funeral sales. These costs are deferred and amortized over 12 years which approximates the expected timing of the performance of the services related to preneed funeral contracts.

   INVENTORY:

      Inventories, consisting of funeral merchandise, are stated at cost, which is not in excess of market, determined using the specific identification method.

   PROPERTY AND EQUIPMENT:

      Property and equipment are recorded at cost. Property and equipment are being depreciated utilizing the straight-line method over various estimated useful lives.

      Estimated useful lives are generally as follows:

                  Buildings                                     30 - 39 Years
                  Machinery and equipment                        5 - 7 Years
                  Furniture and fixtures                         5 - 7 Years
                  Vehicles                                       5 - 10 Years

   ESTIMATES:

      Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

   INCOME TAXES:

      The Company has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

                        See independent auditor's report

                        KENT-THORNTON FUNERAL HOME, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   CASH AND CASH EQUIVALENTS:

      For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   CASH AND CASH EQUIVALENTS - MERCHANDISE FUND:

      Although not required by state law, the Company has deposited a specified amount into a merchandise and service fund for cemetery merchandise and service contracts sold on a preneed basis. The principal and accumulated earnings of the fund are not withdrawn by the Company until maturity (generally, the death of the purchaser) or cancellation of contracts.

NOTE 2 - NOTES PAYABLE

   Details of long-term debt were as follows:

                                                  1996              1995
                                           -------------------------------------
                                            Due In  Due After  Due In  Due After
                                           One Year One Year  One Year One Year
                                           -------- --------- -------- ---------
Notes payable to banks-
Due in monthly payments of $5,045 through
 June 23, 1999, interest rate
 at Treasury Bill rate, plus 1.5%,
 secured by real estate .................  $ 14,518  $455,381  $ 13,867 $469,897

Due in monthly payments of $1,898 through
 June 23, 1997, interest rate
 at 8.5%, secured by real estate ........    10,962         0    20,870   10,962

Due in monthly payments of $625 through
 April 11, 2001, interest rate at 8.75%
 secured by vehicle ........  ...........     5,323    21,145         0        0
                                           --------  --------  -------- --------
                                           $ 30,803  $476,526  $ 34,737 $480,859
                                           ========  ========  ======== ========

                        See independent auditor's report.

                        KENT-THORNTON FUNERAL HOME, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 2 - NOTES PAYABLE (CONTINUED)

    Maturities of long-term debt for the next five years are as follows:

                      1997                           $  30,803
                      1998                              21,531
                      1999                             446,019
                      2000                               6,941
                      2001                               2,035
                      Thereafter                             0
                                                     ---------
                      Total                          $ 507,329
                                                     =========
NOTE 3 - RELATED PARTY TRANSACTIONS

   The Company periodically receives advances from a company owned by a major stockholder. These advances are interest free and have no fixed repayment terms.

NOTE 4 - CONCENTRATIONS OF CREDIT RISK

   Significant concentrations of credit risk are as follows:

       Concentration of cash on deposit and uninsured cash balances-

         The Company has concentrated its credit risk for cash by maintaining deposits in financial institutions which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). The maximum loss that would have resulted from that risk totaled $87,495 and $33,413 at December 31, 1996 and 1995, for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

       Accounts receivable-

         The Company grants credit, generally without collateral, to customers, substantially all of whom are local residents of the communities serviced. Consequently, the Company's ability to collect the amounts due from customers is affected by the economic fluctuations in the commercial and industrial markets in this geographic region.

                        See independent auditor's report

                        KENT-THORNTON FUNERAL HOME, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 5 - FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of financial instruments:

      Cash and cash equivalents-

          The carrying amount approximates fair value because of the short maturity of those instruments.

      Long-Term Debt-

         The carrying amount of the notes payable approximates fair values.

      Receivables-

         The estimated fair values of the Company's receivables are as follows:

                                         1996                       1995
                                 -------------------       ---------------------
                                  Carrying      Fair        Carrying      Fair
                                   Amount       Value        Amount       Value
                                 ---------   ---------     ----------   --------

Accounts receivable ........     $ 62,142     $ 62,142     $ 55,995     $ 55,995
Contracts receivable .......      214,906      133,438      231,463      143,720

   The estimated fair value amounts have been determined using available market information and appropriate methodologies.

NOTE 6 - SUBSEQUENT EVENTS

   On November 19, 1997, substantially all of the properties, assets, rights and business of the funeral home were purchased by Carriage Funeral Holding, Inc. pursuant to an Asset Purchase Agreement. The purchaser agreed to assume, pay, or discharge all long-term liabilities of the Company as of the purchase date which are included in the notes payable of $507,329 as of December 31, 1996.

                        See independent auditor's report.